UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 7, 2011

EVERCORE PARTNERS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32975	20-4748747
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 East 52nd Street

New York, New York 10055

(Address of principal executive offices)

(212) 857-3100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	Evercore Partners Inc. held its annual meeting of stockholders on June 7, 2011.

(b)	Stockholders voted on the matters set forth below.

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following final tabulation of votes cast:

Roger C. Altman	For	22,769,225
	Withheld	4,990,740
	Broker non-votes	2,476,158

Pedro Aspe	For	21,539,030
	Withheld	6,220,935
	Broker non-votes	2,476,158

Richard I. Beattie	For	22,137,007
	Withheld	5,622,958
	Broker non-votes	2,476,158

Francois de Saint Phalle	For	25,554,578
	Withheld	2,205,387
	Broker non-votes	2,476,158

Gail B. Harris	For	25,466,412
	Withheld	2,293,553
	Broker non-votes	2,476,158

Curt Hessler	For	27,228,412
	Withheld	531,553
	Broker non-votes	2,476,158

Anthony N. Pritzker	For	25,439,071
	Withheld	2,320,894
	Broker non-votes	2,476,158

Ralph L. Schlosstein	For	22,805,578
	Withheld	4,954,387
	Broker non-votes	2,476,158

2. The resolution to approve, on a non-binding, advisory basis, the compensation paid to our Named Executive Officers, was approved based upon the following votes:

For	24,543,856
Against	2,853,080
Abstain	363,029
Broker non-votes	2,476,158

3. The non-binding, advisory vote on the frequency of future non-binding advisory votes on the compensation paid to our Named Executive Officers received the following votes:

For 3 Years	14,480,573
For 2 Years	33,713
For 1 Year	12,891,249
Abstain	354,430
Broker non-votes	2,476,158

4. The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Evercore Partners Inc. for the year 2011 was ratified. The final results of the voting on such matter are set forth below:

For	30,107,139
Against	115,092
Abstain	13,892
Broker non-votes	0

(c)	Not applicable.

(d) The registrant will provide the information required by this Item 5.07(d) within 150 days of the date of its annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERCORE PARTNERS INC.

By:	/S/ ADAM B. FRANKEL
Name:	Adam B. Frankel
Title:	General Counsel

Dated: June 9, 2011

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